UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2026

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

(Exact name of Registrant as Specified in Its Charter)

Washington	001-41871	91-1069248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3545 Factoria Blvd SE Sterling Plaza 2 3rd Floor
Bellevue, Washington		98006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 206 674-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EXPD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

The following information is included in this document as a result of Expeditors' policy regarding public disclosure of corporate information.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS UNDER SECURITIES LITIGATION REFORM ACT OF 1995; CERTAIN CAUTIONARY STATEMENTS

Certain portions of this document contain forward-looking statements, which are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. These forward-looking statements include statements regarding our ability to gain customs business market share; our expectation that incremental volume will be absorbed more efficiently; that headcount growth will flatten; as well as our ability to gain efficiency; to continue to process elevated levels of post-entry work; to continue to handle significant levels of disruption; to align pricing with rising customs complexity; to ensure that pricing is accretive on an aggregate and per-transaction basis; and statements regarding geopolitical uncertainty; our investments in AI and other technology to help us gain efficiency; the impact of AI and other technology on our customs business; our belief that we will not be disintermediated by AI or other technology solutions; national policy changes on tariffs and other similar measures; e-commerce demand in the air market; changing de minimis laws; and volatile rates. These and other factors are discussed in the Company’s regulatory filings with the Securities and Exchange Commission, including those in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and the Company’s most recent Form 10-Q. The forward-looking statements contained in this filing speak only as of this date and the Company does not assume any obligation to update them except as required by law.

SELECTED QUESTIONS & ANSWERS

1.
If the crisis in the Middle East continues and possibly escalates, what is the likely impact on you, and how are you working with your customers to find solutions?

The current crisis came on very quickly, and it is hard to know how long or widespread the escalation will last. Within hours of the initial conflict, we started to frame contingencies to work with our carrier partners and customers to find alternative ports, lanes, and modes of transportation to prevent freight from being stranded and get it to its destination. Throughout our history, we have proven ourselves highly adept at handling significant levels of disruption.

We have also taken pricing actions and implemented risk management strategies relative to our impacted operations.

2.
Customs Brokerage & Other has remained a relative bright spot. As trade policy volatility potentially stabilizes, how should we think about the sustainability of recent net revenue growth in this segment? To what extent is performance driven by structural share gains or higher complexity versus cyclical policy dynamics?

Customs brokerage and other services also includes our Transcon road freight, warehousing and distribution, and order management, and all achieved double-digit year-over-year growth in Q4 2025. Regarding our customs business, we have gained market share and are working with more new customers than ever before and are in discussions with many others. We also believe that much of that interest is a result of our having made customs a primary focus at Expeditors. Because customs work requires significant expertise, our experience in customs enables us to forge strong bonds with our customers. The turmoil in international trade has prompted many manufacturers to reexamine their supply chains, and we anticipate this trend to continue. While the current trade policy environment may become less chaotic than it has been, we do not believe the increase in cross-border complexity is cyclical or likely to diminish anytime soon.

3.
Is Expeditors at risk of disintermediation from off-the-shelf, AI-driven customs filing software? What protects Expeditors’ competitive moat? What opportunities does Expeditors have to leverage this technology to bolster its value proposition?

We do not see disintermediation risk. Customs filing software can improve efficiency, but it does not replace compliance judgment, risk management, or accountability, which are core to our value proposition. As already noted, much of customs work requires experience and expertise, as all customs entries must be submitted by a licensed broker. AI cannot easily discern all the inputs without human intervention. We have long invested in technology solutions to enhance and enable customs productivity. Technology can assist and enhance the customs process; it cannot replace it. We will always consider off-the-shelf options for acceleration, and we have already incorporated off-the-shelf options to bolster our value proposition. Our competitive moat will always be our people, expertise and ability to execute at scale through our extensive network.

4.
Assuming that most or at least much of the Q4 headcount increase was in customs, was that because you simply need more people to handle the added volume? When does that flatten and how quickly can technology start to materially impact customs productivity?

Headcount did flatten sequentially, and not all of the increases in headcount were in customs. We also added people to support various high-growth opportunities and our technology investments, and we expect to generate a return on those investments. The increase in customs headcount reflects the volume and rising complexity of each entry, as well as investments ahead of demand. As automation and workflow tools scale, we expect incremental volume to be absorbed more efficiently and headcount growth to flatten. That is highly dependent upon the tariff changes eventually leveling out, which is not something we can predict or control.

5.
What will be the impact on Expeditors – positive or negative – from the recent Supreme Court ruling?

It is still too early to know what direct impact we may experience as a result of the IEEPA ruling until the process is finalized and regulatory guidance is fully implemented. The pace and complexity of tariff and trade policy changes create both challenges and opportunities for our customs business. While certain IEEPA related refunds may ultimately be streamlined, we continue to see substantial post-entry activity stemming from other tariff programs and classification changes. As new tariffs are implemented, some importers initially pay the highest applicable rate and later seek refunds as classifications are clarified. We expect to process elevated levels of post-entry work, some of which is related to IEEPA and much of which is not, and we continue to evaluate pricing to ensure that this work is accretive on both an aggregate and per-transaction basis.

6.
Use of Agentic AI – how do you anticipate using agentic AI? Do you expect to have internal AI Agents / bots which can support productivity of your sales or operations people? Or do you expect to have bots that can respond to customer inquiries or perform tasks related to procuring and booking capacity (air, ocean)?

For years, we have leveraged AI for document processing. We will continue to build on that foundation, at the same time we are investing in self-service capabilities to further enable AI across the globe. In addition to having several centrally developed agents in use for the organization, we have empowered people across the globe to create agents to improve their productivity. We are investing to enable our employees at scale. Automation is in our DNA, and we will continue to leverage that foundation to activate AI across the network. With each interaction, we improve entry logic and enhance productivity. But because each entry tends to be unique, knowledge and expertise are required above and beyond efficiencies generated by technology.

Regarding the second part of your question about bots that can respond to customer inquiries and perform certain tasks, we are already using AI to increase efficiency and our ability to procure and book capacity. We remain skeptical of using AI or other technology to respond directly to customer inquiries, as we are unshakable in our belief that our customers expect and deserve to interact with our experienced live agents who know them and their preferences and expectations, as opposed to a bot.

7.
Have you seen any evidence of AI focused competitors taking customs clearance business away from EXPD?

For the reasons already noted, we reiterate that technology can assist with the customs process, but it cannot replace it. Technology is dependent upon the data that feeds into it. With our unified system, we can prioritize access to data continually captured through our normal business flows across our entire organization. Overlaying AI on top of technology solutions is ongoing and will enable us to continue to be more productive, reduce costs, and add more value over time. Technology and data are part of the process, not a replacement. We have taken market share in customs and have a strong pipeline of customers seeking our services.

8.
You refer to investments in advanced technology to reduce customs entry times, as well as investments in AI to further enhance productivity. Are these solutions you developed in-house and what do they do for you that AI can’t do? A little more color would be helpful.

For competitive reasons, we will not go into specifics, but we are referring to solutions that we have and are developing in-house. Our system and tools are innovations that co-exist with AI technology, but AI does not eliminate the complex EDI integration, business rules, deep knowledge, customer relationships, and historical investments we have had over the last several years.

AI can help automate administrative functions, such as gathering information from documents and repetitive work, even in customs. AI may eventually tackle more complex, integrated processes between multiple entities over time, but it cannot yet do so at a scale that matches the current global complexity of customs, despite years of investment to improve our technology infrastructure.

Customs is not like some other areas of logistics or freight forwarding in that it is not ripe for automated solutions, the way booking an air or ocean entry might be. So much of customs work requires experience and expertise that AI cannot easily discern all the inputs to generate a solution without human oversight and critical judgment. The cost of getting it wrong is too great to outsource too much of it to AI. We can use AI to help us make good decisions faster, but we also need to avoid letting AI make bad decisions for us.

9.
In the earnings release, you said that you are making strategic investments in high-return opportunities, such as AI and “other customer vertical solutions where we see the most growth potential.” What sort of other customer vertical solutions are you referring to?

We are making significant investments in our infrastructure, as well as in industry-specific solutions. While our dedication to enhancing offerings for customers and market segments remains unwavering, we are currently prioritizing vertical investments – most recently in temperature control and new data center logistics programs. Our strong commitment to advancing all verticals continues to guide our strategic direction.

10.
What was the primary reason your Customs / Other net revenue growth in 4Q25 moderated to 0.4% vs 3Q compared to 10% sequential growth in 3Q (vs 2Q) and 6% sequential growth in 2Q vs 1Q?

Drayage and ocean freight declines in some sectors resulted in smaller deliveries, which impacted revenues. Although the category slowed down a bit compared to the third quarter, we still achieved record results following impressive 17% year-over-year growth in Q3. We added headcount to our customs business in the third quarter to keep pace with the rapid and substantial increase in entries. While we expect to gain efficiency, productivity tends to be lower as headcount is first brought on. Also worth noting, customs brokerage is not the only product within Customs brokerage and other services, and each of the other products achieved double-digit year-over-year growth.

11.
Should investors expect higher cost drag or working capital drag tied to processing tariff refunds, or will Expeditors be able to recoup these costs as an added service?

We do not anticipate a material drag. These activities are generally recoverable through service fees, which are higher for post-entry work, and are managed within our existing operating framework. While we expect post-entry activity to increase, the scope and timing will remain uncertain until further procedural and regulatory guidance is issued. We believe that greater clarity and stability in the trade environment will support continued technology investments in compliance-driven areas such as customs brokerage, to help us manage higher volumes more efficiently.

12.
How much was customs impacted by the steep drop in ocean container volumes?

Despite an impact to our Customs brokerage and other services from a decline in volumes, product revenues increased throughout 2025. The increase in customs entries, as well as the complexity of each entry, drives revenue growth, as we are compensated for that additional work. Also, keep in mind that customs entries are not directly correlated to ocean volumes. Whether a customs entry is for 1 container or 100, it counts as a single entry. So, while ocean shipments have been soft, customs work has increased substantially, largely due to tariffs and tariff uncertainty. We also perform customs services for many customers where we do not handle their freight.

13.
What was the impact on customs from Q3 pull-forward over tariff concerns?

It is very difficult to determine. We believe the substantial increase in our customs brokerage work throughout 2025 is related to tariffs and tariff uncertainty, not due to pull forward. The third quarter increase in customs was primarily driven by post-entry work, particularly in sectors such as automotive and those that require specific reasons for post-entry adjustments. We have also seen a significant increase in new customs business, including from customers who may not move freight with us. This has significantly expanded our workload. Additionally, the complexity of each entry has increased as tariff changes have become more frequent and less predictable. We will continue to align pricing along with that rising complexity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

Date:	March 23, 2026	By:	/s/ DAVID A. HACKETT
David A. Hackett, Senior Vice President and Chief Financial Officer